UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Suite 300, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 727-324-0046

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On September 24, 2010 we closed the sale of the assets of MarketSmart Advertising, Inc. and its related companies Rightstuff, Inc. and Checkup Marketing, Inc., all North Carolina corporations which are wholly-owned subsidiaries of Inuvo, Inc., to The Finch Agency, Inc. under the terms of an Asset Sale/Purchase Agreement between the parties.  The purchase price of the assets was $766,636, of which $247,147 was paid at closing and the balance is payable in three equal installments of $173,163 each during the 90 days following the closing.  We had previously announced our intention to sell the business in 2008 and have accounted for these subsidiaries as a discontinued operation since that time. Under the terms of the agreement, the purchaser, which is a company controlled by MarketSmart Advertising’s president who is neither an officer, director nor affiliate of Inuvo, also assumed certain liabilities related to the purchased assets.  To ensure orderly transition of the business, we agreed to provide the purchaser with hosting services at no cost for 90 days following the closing.  The agreement contains customary indemnification, non-disclosure and non-solicitation provisions.

All the proceeds from the sale will be used to reduce our bank debt. In addition, we will report, in the current quarter, a one-time, non-cash charge in discontinued operations of approximately $1.2 million.

The description of the terms and conditions of the Asset Purchase/Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such document which is filed herewith as Exhibit 10.50 and incorporated herein by this reference

Item 7.01                      Regulation FD Disclosure.

On September 28, 2010, Inuvo, Inc. issued a press release announcing its the sale of the MarketSmart Advertising, Inc. assets described in Item 2.01 above.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
10.50	Asset Sale/Purchase Agreement dated September 24, 2010 by and between MarketSmart Advertising, Inc., Rightstuff, Inc., Checkup Marketing, Inc. and The Finch Agency, Inc.
99.1	Press release dated September 28, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: September 30, 2010	By:	/s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer

3